Exhibit 99.1

INNOVATE Agrees to $650 Million Sale of DBM Global to IES Holdings

NEW YORK, August 10, 2026 (Globe Newswire) – INNOVATE CORP.® (NYSE: VATE) (“INNOVATE”) announced today that it has entered into a Transaction Agreement (the “Agreement”) pursuant to which IES Holdings, Inc. (Nasdaq: IESC) (“IES”) will acquire DBM Global, Inc. (“DBMG”) for cash and stock consideration valued at $650 million (the “Transaction”). INNOVATE, through DBM Global Intermediate Holdco Inc., currently owns approximately 91.21% of the outstanding common stock of DBMG.

“This transaction represents a meaningful step in our ongoing efforts to strengthen INNOVATE’s balance sheet and improve our capital structure,” said Paul Voigt, Interim CEO of INNOVATE. “DBMG has a proven track record of strong financial performance, and we are proud of the value created through our partnership over the years. We want to thank Rustin Roach and his world-class team for their years of dedicated service and the tremendous value they have built. We wish Rustin and the team continued success going forward. We intend to direct all net proceeds toward debt reduction, which we expect to significantly reduce leverage and improve our financial flexibility. INNOVATE’s remaining businesses are well positioned in attractive end markets, and we remain focused on executing our strategy, enhancing shareholder value and building on this momentum.”

Transaction Overview

Under the terms of the Agreement, IES will acquire 100% of the outstanding shares of DBMG common stock — including approximately 91.21% currently held by INNOVATE (through DBM Global Intermediate Holdco Inc.) and the remaining approximately 8.79% held by other DBMG stockholders — for aggregate base purchase price valued at $650 million, subject to customary adjustments at closing.

Consideration payable to INNOVATE and DBM Global Intermediate Holdco Inc. (together, “Seller”) will consist of Seller's approximately 91.21% pro rata share of the $650 million base purchase price, which is subject to customary adjustments for cash, working capital, indebtedness and transaction expenses of DBMG and certain additional adjustments as set forth in the Agreement, to be finalized following delivery of a post-closing statement and, if necessary, resolution of any disputes through an independent accounting firm. As a result, Seller will receive (subject to adjustment):

•Seller's portion of the $510 million cash consideration, or approximately $453 million after giving effect to Seller's receipt of 100% of the IES common stock issuable as part of the total consideration; and
•215,487 shares of IES common stock, which represents $140 million (as of the signing date of the Agreement, based on the stock price set forth in the Agreement).

The stock consideration will be subject to a maximum 60-day lock-up period following the closing of the Transaction, subject to terms of the Agreement.

Each of the other DBMG stockholders will be entitled to receive its pro rata share of the base purchase price, subject to customary adjustments, entirely in cash.

In addition, IES will pay the Seller $35 million in cash at closing as compensation for costs and obligations to be borne by Seller in connection with a joint tax election under Section 338 of the Internal Revenue Code to be made with respect to the transaction.

Use of Proceeds

INNOVATE intends to use all net proceeds from the Transaction to reduce its outstanding debt.
Approvals and Anticipated Timing

The Transaction has been approved by the board of directors of INNOVATE and is subject to customary closing conditions, including regulatory approvals. The parties currently expect the Transaction to close in the quarter ending December 31, 2026, subject to the satisfaction of such conditions.

For more information, please refer to the Current Report on Form 8-K to be filed by INNOVATE with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Transaction.

INNOVATE will prepare an information statement on Schedule 14C for its shareholders with respect to the Transaction. When completed, the information statement will be delivered to INNOVATE’s shareholders. You may obtain copies of all documents filed by INNOVATE with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from INNOVATE’s website at https://www.innovate-ir.com/.

Advisors

Cleary Gottlieb Steen & Hamilton LLP is serving as legal advisor to INNOVATE in connection with the Transaction. Jefferies is serving as financial advisor to INNOVATE.

About INNOVATE

INNOVATE is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,700 people across its subsidiaries. For more information, please visit: http://www.innovatecorp.com.

About DBM Global Inc.

DBMG is focused on delivering world-class, sustainable value to its clients through a highly collaborative portfolio of companies which provide better designs, more efficient construction, and superior asset management solutions. DBMG offers integrated steel construction services from a single source and professional services which include design-assist, design-build, engineering, detailing, BIM co-ordination, steel modeling/detailing, fabrication, rebar detailing, advanced field erection, project management, and state-of-the-art steel management systems. Major market segments include commercial, healthcare, convention centers, stadiums, gaming and hospitality, mixed use and retail, industrial, public works, bridges, transportation, and international projects. DBMG, which is headquartered in Phoenix, Arizona, has operations in the United States, Australia, Canada, India, New Zealand, the Philippines and the United Kingdom.

About IES

IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, including statements regarding completion and anticipated timing of the closing of the Transaction; the terms and expected benefits of the Transaction to INNOVATE and its stockholders; the expected consideration to be received by INNOVATE and other DBMG shareholders; and INNOVATE’s strategies with respect to its capital structure. You are cautioned that such statements are not guarantees of future performance and that INNOVATE’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause INNOVATE’s actual results to differ materially from these forward-looking statements include, but are not limited to (i) the failure to complete the proposed Transaction on anticipated terms and timing or at all; (ii) the failure to obtain any required regulatory approvals in a timely manner or at all, or the imposition of conditions in connection with such approvals; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement; (iv) the effect of the announcement or pendency of the Transaction on INNOVATE’s or DBMG’s business; (v) macroeconomic conditions; and (vi) the other factors under the heading “Risk Factors” set forth in INNOVATE’s Annual Report on Form 10-K , which is available on the INNOVATE’s website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. INNOVATE undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

INNOVATE Investor Contact:
Solebury Strategic Communications
Anthony Rozmus
(212) 235-2691
Email: ir@innovatecorp.com